Exhibit 10.2

PETVIVO HOLDINGS, INC.

DEBENTURE SUBSCRIPTION AGREEMENT

This Debenture Subscription Agreement (this “Agreement”) is made as of the date of acceptance by PETVIVO HOLDINGS, Inc., a Nevada corporation (the “Company”) of the terms hereof, by and between the Company, and the undersigned (“Purchaser”).

WHEREAS, Purchaser wishes to subscribe for and purchase a Convertible Debenture of the Company upon the terms and subject to the conditions of this Agreement, subject to acceptance of Purchaser’s subscription by the Company.

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. PURCHASE OF CONVERTIBLE DEBENTURE

(a) Subscription. Purchaser hereby subscribes for and agrees to purchase the Convertible Debenture of the Company in the aggregate principal amount set forth on the signature page of this Agreement (the “Debenture”). The aggregate purchase price for the Debenture shall be as set forth on the signature page hereto and shall be payable in United States Dollars.

(b) Payment and Deliverables. Purchaser shall pay the purchase price for the Debenture by delivering good funds to the Company along with a fully executed signature page to this Agreement. Such delivery of funds shall be made, assuming such subscription is accepted by the Company, against delivery by the Company to Purchaser of an executed Debenture promptly following its acceptance of the funds.

2. SECURITIES LAW COMPLIANCE

(a) Exemption from Registration. Purchaser acknowledges that the Debenture is not being registered under the Securities Act of 1933, as amended (the “1933 Act”), based, in part, on reliance that the issuance of the Debenture is exempt from registration under the 1933 Act. Purchaser further acknowledges that the Company’s reliance on such exemption is predicated, in part, on the representations set forth below made by Purchaser to the Company:

(i) Purchaser is acquiring the Debenture solely for Purchaser’s own account, for investment purposes only, and not with an intent to sell, or for resale in connection with any distribution of all or any portion of the Debenture within the meaning of the 1933 Act;

(ii) Purchaser is an “Accredited Investor” as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act, a summary of the relevant portions of which is attached hereto as Exhibit A;

(iii) In evaluating the merits and risks of an investment in the Debenture, Purchaser has relied upon the advice of Purchaser’s legal counsel, tax advisors, and/or other investment advisors;

(iv) Purchaser is experienced in evaluating and investing in companies such as the Company. Purchaser has been given access to all information and has received a business summary and financials of the Company, which Purchaser has requested to review and analyze in connection with Purchaser’s purchase of the Debenture hereunder;

(v) Purchaser is aware that an investment in securities of a closely held corporation such as the Company is non-marketable, non-transferable, and will require Purchaser’s capital to be invested for an indefinite period of time, possibly without return. Purchaser has no need for liquidity in this investment, and has the ability to bear the economic risk of this investment;

(vi) Purchaser understands that the Debenture being purchased hereunder and the shares of capital stock issued upon conversion thereof (the “Conversion Shares”) are characterized as “restricted securities” under the federal securities laws since the Debenture and the Conversion Shares are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances. Purchaser understands that the Company has no obligation to file a registration statement under the 1933 Act for the Debenture and the Conversion Shares or to otherwise assist Purchaser in complying with any exemption from registration. Purchaser represents that Purchaser is familiar with Rule 144 promulgated under the 1933 Act, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act; and

(vii) No oral representation of any kind and no written representation of any kind whatsoever other than as set forth in this Agreement is being relied on by Purchaser in connection with his decision to enter into this Agreement. Purchaser acknowledges that he was not presented with or solicited by any form of general advertising relating to the purchase of the Debenture.

(b) Restrictive Legends. In order to reflect the restrictions on disposition of the Debenture and the Conversion Shares, the certificates for the Debenture and the Conversion Shares will be endorsed with restrictive legends, including the following legends:

(i) “THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES OR THE ISSUER RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.”

(ii) Any legends required by state securities laws.

3. MISCELLANEOUS PROVISIONS

(a) Market Stand-Off.

(i) In connection with any underwritten public offering by the Company of its securities pursuant to an effective registration statement filed under the 1933 Act, Purchaser hereby agrees that Purchaser shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any Conversion Shares held by Purchaser without the prior written consent of the Company and its underwriters. Such limitations shall be in effect for such period of time from and after the effective date of such registration statement as may be requested by the Company or such underwriters; provided, however, that in no event shall such period exceed one hundred eighty (180) calendar days.

(ii) In order to enforce the limitations of this Section 3, the Company may impose stop-transfer instructions with respect to the Conversion Shares until the end of the applicable stand-off period.

(b) Agreement is Entire Contract. This Agreement and the Debenture constitute the entire contract between the parties hereto with regard to the subject matter hereof.

(c) Governing Law. This Agreement shall be governed by the laws of the State of Minnesota, and the laws of such state (other than conflicts of laws principles) shall govern the construction, validity, enforcement, and interpretation hereof, except to the extent federal laws otherwise govern the validity, construction, enforcement, and interpretation hereof.

(d) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

(e) Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and Purchaser and Purchaser’s legal representatives, heirs, legatees, distributees, assigns, and transferees by operation of law, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms and conditions hereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Purchaser has executed this Debenture Subscription Agreement as of ______, 2023.

COMPANY:

PETVIVO HOLDINGS, INC.,
a Nevada corporation

By:
John Lai
Its:	Chief Executive Officer

Address:	5151 Edina Industrial Blvd.
Suite 575
Edina, MN 55349

Date Accepted:	______________________

PURCHASER:

Signature:

Address:

Phone:

Aggregate principal amount: $ ________

EXHIBIT A

“Accredited investor” shall mean any person who comes within any of the following categories at the time of the sale of the securities to that person:

(1)	Any bank as defined in Section 3(a)(2) of the Securities Act of 1933 (the “1933 Act”) or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act whether acting in its individual or fiduciary capacity; any broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; any insurance company as defined in Section 2(13) of the 1933 Act; any investment company registered under the Investment Company Act of 1940 or any business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(2)	Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

(3)	Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(4)	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(5)	Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds one million dollars ($1,000,000); provided, however, that indebtedness secured by such person’s primary residence shall be excluded from such person’s net-worth, up to the primary residence’s fair market value; provided, further, that any mortgage indebtedness in excess of the primary residence value shall be considered a liability and deducted from such person’s net worth;

(6)	Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(7)	Any trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) promulgated under the 1933 Act; and

(8)	Any entity in which all of the equity owners are accredited investors.